UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2021

CX NETWORK GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-169805	32-0538640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 2702, Building T1, The Han’s Plaza

No. 2 Ronghua South Road

Beijing Economic and Technological Zone, Beijing, PRC

(Address of Principal Executive Offices)

Registrant’s telephone number: +86-10-87227012

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

EXPLANATORY NOTE

CX Network Group, Inc. (the “Company”) is furnishing this current report on Form 8-K/A (this “Amendment No. 1”) to the Form 8-K filed on July 23, 2021, in order to file Exhibit 3.1 (The Certificate of Amendment to the Articles of Incorporation of CX Network Group, Inc. filed with the Nevada Secretary of State).

5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of July 20, 2021, a Certificate of Amendment was approved by unanimous written consent of the board of directors of the Company and by written consent of 55.5% of the stockholders of the Company CX Network Group, Inc. to:

1.	change the name of the Company from CX Network Group, Inc. to Kun Peng International Ltd.; and

2.	increase the authorized number of shares of the Company’s $0.0001 par value common stock from 40,000,000 shares to 200,000,000 shares; and

3.	provide that the existing 10,000,000 shares of $0.0001 par value Preferred Stock may be issued in series and with such voting powers, designations, preferences, limitations, restrictions, and relative rights as the Board of Directors shall determine in its sole discretion shall remain authorized; and

4.	provide that upon filing of the Articles of Amendment to the Articles of Incorporation, the Corporation shall have 210,000,000 authorized shares of Capital Stock with 200,000,000 designated as $0.0001 par value Common Stock, and 10,000,000 designated as $0.0001 par value Preferred Stock.

A copy of the Certificate of Amendment is attached as an exhibit to the Joint Written Consent of the Board of Directors and Majority Consenting Stockholders of CX Network Group, Inc. attached as Exhibit 99.1 to this Form 8-K.

A copy of the Joint Written Consent of the Board of Directors and Majority Consenting Stockholders of CX Network Group, Inc. to approve changing CX Network Group, Inc.’s name to Kun Peng International Ltd., increase its authorized shares of $0.0001 Par Value Common Stock to 200,000,000, provide that the existing 10,000,000 shares of $0.0001 par value Preferred Stock may be issued in series and with such voting powers, designations, preferences, limitations, restrictions, and relative rights as the Board of Directors shall determine in its sole discretion shall remain authorized; and provide that upon the filing of the Articles of Amendment to the Articles of Incorporation, the Corporation shall have 210,000,000 authorized shares of Capital Stock with 200,000,000 designated as $0.0001 par value Common Stock, and 10,000,000 designated as $0.0001 par value Preferred Stock is attached hereto as Exhibit 99.1.

The amendments to the Company’s Articles of Incorporation will be effective as of the date of acceptance by the Secretary of State of the State of Nevada.

The Company’s trading symbol for its common stock, which trades on the OTC Pink Market will change as a result of the name change. Also, as a result of the name change the Company will obtain a new CUSIP number. We will submit the requisite documents and other information to the Financial Information Regulatory Association, Inc. (“FINRA”) to process the name change. At such time as we are assigned a new trading symbol, we will make a subsequent announcement.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 20, 2021, a majority of the Corporation’s shareholders entitled to vote through a written consent, approved: 1. the Company’s name change, 2. the increase in the authorized number of shares of Common Stock, 3. that the existing 10,000,000 shares of $0.0001 par value Preferred Stock may be issued in series and with such voting powers, designations, preferences, limitations, restrictions, and relative rights as the Board of Directors shall determine in its sole discretion shall remain authorized; and 4. the filing of the Articles of Amendment to the Articles of Incorporation, so that the Corporation shall have 210,000,000 authorized shares of Capital Stock with 200,000,000 designated as $0.0001 par value Common Stock, and 10,000,000 designated as $0.0001 par value Preferred Stock, as more completely described above under Item 5.03.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d)	The following exhibits are filed with this report:

Exhibit Number	Description

3.1	Certificate of Amendment to the Articles of Incorporation of CX Network Group, Inc. *

99.1	Joint Written Consent of the Board of Directors and Majority Consenting Stockholders of CX Network Group, Inc. to 1. approve changing CX Network Group, Inc.’s name to Kun Peng International Ltd., 2. increase its authorized shares of $0.0001 Par Value Common Stock to 200,000,000, 3. provide that the existing 10,000,000 shares of $0.0001 par value Preferred Stock may be issued in series and with such voting powers, designations, preferences, limitations, restrictions, and relative rights as the Board of Directors shall determine in its sole discretion shall remain authorized, and 4. Provide that upon the filing of the Articles of Amendment to the Articles of Incorporation, the Corporation shall have 210,000,000 authorized shares of Capital Stock with 200,000,000 designated as $0.0001 par value Common Stock, and 10,000,000 designated as $0.0001 par value Preferred Stock. **

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith

**	Previously Filed

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2021
/s/ Xiangyi Mao
	Name:	Xiangyi Mao
	Title:	Chief Executive Officer

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